                                                                    EXHIBIT 10.1

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                   BONDABLE TRANSITION PROPERTY SALE AGREEMENT

                                     between

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                                     Issuer

                                       and

                         ATLANTIC CITY ELECTRIC COMPANY

                                     Seller

                          Dated as of ___________, 2002



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                                TABLE OF CONTENTS

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TABLE OF CONTENTS..............................................................................................     i
Article I Definitions..........................................................................................     1
                  Section 1.01.     Definitions................................................................     1
                  Section 1.02.     Other Definitional Provisions..............................................     1
Article II Conveyance of Transferred Bondable Transition Property..............................................     2
                  Section 2.01.     Conveyance of Initial Transferred Bondable
                                    Transition Property and Subsequent Transferred
                                    Bondable Transition Property...............................................     2
                  Section 2.02.     Conditions to Conveyance of Bondable Transition Property...................     4
Article III Representations and Warranties of Seller...........................................................     5
                  Section 3.01.     Organization and Good Standing.............................................     5
                  Section 3.02.     Due Qualification..........................................................     5
                  Section 3.03.     Power and Authority........................................................     5
                  Section 3.04.     Binding Obligation.........................................................     5
                  Section 3.05.     No Violation...............................................................     6
                  Section 3.06.     No Proceedings.............................................................     6
                  Section 3.07.     Approvals..................................................................     7
                  Section 3.08.     The Transferred Bondable Transition Property...............................     7
                  Section 3.09.     Solvency...................................................................    10
                  Section 3.10.     Limitation on Representations and Warranties...............................    10
Article IV Covenants of the Seller.............................................................................    10
                  Section 4.01.     Seller's Existence.........................................................    10
                  Section 4.02.     No Liens or Conveyances....................................................    11
                  Section 4.03.     Use of Proceeds............................................................    11
                  Section 4.04.     Delivery of Collections....................................................    11
                  Section 4.05.     Notice of Liens............................................................    11
                  Section 4.06.     Compliance with Law........................................................    11
                  Section 4.07.     Covenants Related to Transferred Bondable Transition Property..............    11
                  Section 4.08.     Notice of Indemnification Events...........................................    12
                  Section 4.09.     Protection of Title........................................................    12
                  Section 4.10.     Taxes......................................................................    13
                  Section 4.11.     Further Assurances.........................................................    13
Article V Additional Undertakings of the Seller................................................................    13
                  Section 5.01.     Liability of the Seller; Indemnities.......................................    14
                  Section 5.02.     Merger or Consolidation of, or Assumption of the Obligations of, the Seller    15
                  Section 5.03.     Limitation on Liability of the Seller and Others...........................    16
Article VI Miscellaneous Provisions............................................................................    17
                  Section 6.01.     Amendment..................................................................    17
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                  Section 6.02.     Notices....................................................................    17
                  Section 6.03.     Assignment By Seller.......................................................    18
                  Section 6.04.     Assignment to Trustee......................................................    18
                  Section 6.05.     Limitations on Rights of Others............................................    18
                  Section 6.06.     Severability...............................................................    18
                  Section 6.07.     Separate Counterparts......................................................    18
                  Section 6.08.     Headings...................................................................    18
                  Section 6.09.     Governing Law..............................................................    18
                  Section 6.10.     Nonpetition Covenant.......................................................    19
EXHIBIT A  BILL OF SALE........................................................................................     1
EXHIBIT B OPINION OF COUNSEL...................................................................................     1
EXHIBIT C OPINION OF COUNSEL...................................................................................     1
APPENDIX A MASTER DEFINITIONS..................................................................................     1
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                  BONDABLE TRANSITION PROPERTY SALE AGREEMENT, dated as of
_________________, 2002, by and between ATLANTIC CITY ELECTRIC TRANSITION
FUNDING LLC, a Delaware limited liability company, as issuer (the "Issuer"), and
ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation, as seller (in such capacity, the "Seller").

                              W I T N E S S E T H:

                  WHEREAS, on the date hereof and subsequently from time to time, the Issuer desires to purchase from the Seller and the Seller desires to sell to the Issuer Bondable Transition Property created pursuant to the Competition Act and the BPU Financing Orders upon the terms and subject to the conditions hereof;

                  WHEREAS the Issuer, in order to finance the purchase of the Transferred Bondable Transition Property, will on the date hereof and on each such subsequent occasion issue Transition Bonds under the Indenture; and

                  WHEREAS the Issuer, in order to secure its obligations under the Transition Bonds and the Indenture, will pledge its right, title and interest in, to and under the Transferred Bondable Transition Property to the Trustee for the benefit of the Transition Bondholders.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01. Definitions.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A.

                  Section 1.02. Other Definitional Provisions.

                  (a) "Agreement" means this Bondable Transition Property Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  (b) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular portion of this Agreement.

                  (c) Uncapitalized terms used herein that are defined in the Competition Act, have as the context requires, the meanings assigned to such terms in the Competition Act,


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         but without giving effect to amendments to the Competition Act after the date hereof affecting such meanings that, if applied hereto, would have a material adverse effect on the Issuer or the Transition Bondholders.

                  (d) All terms defined in this Agreement have the meanings herein assigned to them when used in any certificate or other document made or delivered pursuant hereto except where otherwise expressly provided therein.

                  (e) References in this Agreement to sections, appendices, annexes, schedules and exhibits are to the sections, appendices, annexes, schedules and exhibits of, in or to this Agreement unless otherwise specified.

                  (f) The term "including" means "including without limitation" and "or" is used in the inclusive sense.

                  (g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of the defined terms, and personal pronouns refer to all persons regardless of gender.

                                   ARTICLE II
             CONVEYANCE OF TRANSFERRED BONDABLE TRANSITION PROPERTY

                  Section 2.01. Conveyance of Initial Transferred Bondable Transition Property and Subsequent Transferred Bondable Transition Property.

                  (a) In consideration of the Issuer's payment to or upon the order of the Seller of $_________________, net of the underwriting discount, original issue discount and financial advisory fees for the Transition Bonds in the aggregate amount of $___________, or $___________ (the "Initial Purchase Price") by wire transfer of funds immediately available on the date hereof to Seller's account no. ___________ for further credit to account no. _____________ at
         _____________________________, routing transit _________________, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Initial Transferred Bondable Transition Property identified in the Bill of Sale delivered pursuant to Section 2.02(a) on or prior to the Initial Transfer Date (such sale, transfer, assignment and conveyance of the Initial Transferred Bondable Transition Property to include, to the fullest extent permitted by the Competition Act and the New Jersey UCC, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Bond Charges related to the Initial Transferred Bondable Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment and conveyance of the Initial Transferred Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or


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         other absolute transfer of all of the Seller's right, title and interest, in, to and under and not a borrowing secured by, the Initial Transferred Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that, upon payment of the Initial Purchase Price and the execution and delivery of this Agreement and the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Initial Transferred Bondable Transition Property.

                  (b) Subject to the conditions specified in Section 2.02, the Issuer does hereby purchase the Initial Transferred Bondable Transition Property from the Seller for the consideration set forth in paragraph (a) above.

                  (c) The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Transferred Bondable Transition Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

                  (d) The Seller and the Issuer further agree that from time to time the Seller may offer to sell, and the Issuer may purchase, Subsequent Transferred Bondable Transition Property as of Subsequent Transfer Dates, subject to the conditions specified in Section 2.02, in exchange for consideration to be agreed upon and set forth in the related Bill of Sale (the "Subsequent Purchase Price"). The Seller and the Issuer hereby agree that each such sale, transfer, assignment and conveyance of any Subsequent Transferred Bondable Transition Property shall include, to the fullest extent permitted by the Competition Act and the New Jersey UCC, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Bond Charges related to the Subsequent Transferred Bondable Transition Property, as the same may be adjusted from time to time. Such sale, transfer, assignment and conveyance of the Subsequent Transferred Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest, in, to and under and not a borrowing secured by, the Subsequent Transferred Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that, after giving effect to any sale contemplated by this paragraph (d) and the execution and delivery of the related Bill of Sale, it shall have no right, title or interest in, to or under the Subsequent Transferred Bondable Transition Property.

                  (e) Notwithstanding the foregoing, in the event that any sale, transfer, assignment and conveyance of any Transferred Bondable Transition Property is determined by a court of competent jurisdiction not to be a true and absolute sale as contemplated by the parties hereto and by the Competition Act, then such sale, transfer, assignment and conveyance shall be treated as a pledge of such Transferred Bondable Transition Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof a security interest to the Issuer in such Transferred Bondable Transition Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Transferred Bondable Transition Property.


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                  Section 2.02. Conditions to Conveyance of Bondable Transition
Property.

The obligation of the Seller to sell, and the obligation of the Issuer to purchase, Bondable Transition Property upon any Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

                  (a) on or prior to such Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Bondable Transition Property to be conveyed as of that date, substantially in the form of Exhibit A;

                  (b) as of such Transfer Date, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate to such effect, and no Servicer Default shall have occurred and be continuing;

                  (c)      as of such Transfer Date:

                           (i) the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Bondable Transition Property to be conveyed on such date, and

                           (ii) all conditions set forth in the Indenture to the issuance of one or more Series of Transition Bonds intended to provide such funds shall have been satisfied or waived;

                  (d) on or prior to such Transfer Date, the Seller shall have taken all actions required under the Competition Act, the BPU Financing Orders and the New Jersey UCC, including without limitation filings under the New Jersey UCC, to transfer to the Issuer ownership of the Transferred Bondable Transition Property to be conveyed on such date free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken all actions required for the Issuer to grant to the Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date, including without limitation filings under the New Jersey UCC;

                  (e) in the case of any sale of Subsequent Transferred Bondable Transition Property only, the Seller shall have provided the Issuer and each Rating Agency with a written notice specifying the Subsequent Transfer Date for such Subsequent Transferred Bondable Transition Property not later than 10 days prior to such Subsequent Transfer Date and shall have taken any other action necessary in order for the Rating Agency Condition to have been satisfied with respect to such sale;

                  (f) the Seller shall have delivered to each Rating Agency and to the Issuer:

                           (i) an Opinion of Counsel to the Seller with respect to the transfer of the Transferred Bondable Transition Property then being conveyed to the Issuer, substantially in the form of Exhibit B, and


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                           (ii)     an Opinion of Counsel to the Seller,
                  substantially in the form of Exhibit C;

                  (g) the Seller shall have delivered to the Trustee and the Issuer an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02; and

                  (h) the Seller shall have received the Initial Purchase Price or the Subsequent Purchase Price, as applicable, in funds immediately available on such Transfer Date.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  As of each Transfer Date, the Seller makes the following representations and warranties on which the Issuer is relying in acquiring the Bondable Transition Property purchased and sold on such Transfer Date. The representations and warranties made as of any Transfer Date shall survive the sale of Transferred Bondable Transition Property to the Issuer on such date and the pledge thereof to the Trustee pursuant to the Indenture.

                  Section 3.01. Organization and Good Standing.

                  The Seller is a corporation duly organized and in good standing under the laws of its state of incorporation, with the corporate power and authority to own its properties and conduct its business as currently owned and conducted.

                  Section 3.02. Due Qualification.

                  The Seller is duly qualified to do business as a foreign corporation in all jurisdictions in which it is required to be so qualified, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues or properties).

                  Section 3.03. Power and Authority.

                  The Seller has the corporate power and authority to execute, deliver and perform this Agreement and to own, sell, assign, transfer and convey to the Issuer the Bondable Transition Property purchased and sold on such Transfer Date, and the Seller has duly authorized such execution, delivery, performance, sale, assignment, transfer and conveyance by all necessary corporate action.

                  Section 3.04. Binding Obligation.

                  This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to any applicable bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from


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time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  Section 3.05. No Violation.

The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not: (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture or other material agreement or instrument to which the Seller is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller's properties pursuant to the terms of any such indenture or other material agreement or instrument (except as contemplated by the Basic Documents and as set forth in Section 2.01(e)); or
(iii) violate any law applicable to the Seller or any order, rule or regulation applicable to the Seller of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. The Bondable Transition Property is not subject to any Lien thereon created by the indenture, dated January 15, 1937 (as amended and supplemented), between Atlantic City Electric Company and the Bank of New York, as successor trustee to Irving Trust Company.

                  Section 3.06. No Proceedings.

Except as disclosed in the prospectus and the related prospectus supplement each dated ___________, 2002, of Atlantic City Electric Transition Funding LLC relating to the offer and sale of Transition Bonds, and in any subsequent prospectus supplements relating to a subsequent offer and sale of Transition Bonds (collectively, the "Prospectus"), there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:

                  (a) asserting the invalidity of any of the Basic Documents, the Transition Bonds, the Competition Act, the Restructuring Order (insofar as it relates to the transactions contemplated hereby) or the BPU Financing Orders;

                  (b) seeking to prevent the issuance of the Transition Bonds or the consummation of any of the transactions contemplated by the Basic Documents;

                  (c) challenging the Seller's treatment of the Transition Bonds as debt for federal and state income or franchise tax purposes; or

                  (d) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller or the Issuer of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds.

                  Section 3.07. Approvals.

Except for the filing of financing statements and continuation statements under the New Jersey


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UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained, made or taken.

                  Section 3.08. The Transferred Bondable Transition Property.

                  (a) Information. All information provided by the Seller to the Issuer in writing on or prior to such Transfer Date with respect to the Transferred Bondable Transition Property purchased and sold on such Transfer Date is, in light of the circumstances under which it was provided, correct in all material respects.

                  (b) Effect of Transfer. Each sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer, of all right, title and interest of the Seller in, to and under the Transferred Bondable Transition Property from the Seller to the Issuer; upon execution and delivery of this Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Transferred Bondable Transition Property purchased and sold on such Transfer Date; such Transferred Bondable Transition Property would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law; and, to the fullest extent permitted by law, including the Competition Act and applicable BPU Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Bondable Transition Property set forth in the Competition Act, other than the rights of a public utility, including the right to collect any amounts payable by any Customer or Third Party in respect of such Transferred Bondable Transition Property.

                  (c) Transfer Filings. The Seller is the sole owner of the Transferred Bondable Transition Property purchased and sold to the Issuer on such Transfer Date; and such Transferred Bondable Transition Property will be validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings with the New Jersey Division of Revenue/Office of Commercial Recording under the New Jersey UCC and filings with the BPU under the Competition Act, necessary in any jurisdiction to give the Issuer a valid first priority perfected ownership interest in such Transferred Bondable Transition Property and to grant to the Trustee a first priority perfected security interest in such Transferred Bondable Transition Property, free and clear of all Liens of the Seller or anyone else have been taken or made, other than filings that would not have an adverse effect on the Servicer to collect the Transition Bond Charges or on the rights of the Issuer or the Trustee with respect to such Transferred Bondable Transition Property.

                  (d) BPU Financing Orders Irrevocable; Process Valid; No Litigation; Etc.


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                           (i)      Each BPU Financing Order issued by the BPU
                  on or prior to such Transfer Date has been in accordance with the Competition Act, and such order and the process by which it was issued comply with all applicable laws, rules and regulations and is in full force and effect and final and non-appealable under state law, and the designee certification delivered pursuant to such order is final and incontestable as of its date.

                           (ii) Each Series of Transition Bonds, as of its Series Issuance Date, is entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the BPU Financing Orders authorizing the issuance of such Series and the Transition Bond Charge order have become irrevocable, and the Advice Letter with respect to such Series is final and incontestable.

                           (iii)    (A)      Under the Competition Act, none of
                  the State of New Jersey, the BPU or any other governmental agency of the State of New Jersey may limit, alter or in any way impair or reduce the value of Bondable Transition Property or Transition Bond Charges approved by the BPU Financing Orders issued by the BPU on or prior to such Transfer Dates or any rights thereunder until the Transition Bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the Transferred Bondable Transition Property; and

                                    (A)

                                    (B)      under the Contract Clauses of the
                           United States Constitution and the New Jersey Constitution, the State of New Jersey, the BPU or any other governmental agency of the State of New Jersey, may take no action that substantially impairs the rights of Bondable Transition Bondholders unless such action is justified as necessary and reasonable and of a character appropriate to advance an important public purpose, such as to remedy an important general, social or economic problem or to cope with a great public calamity, and, under the Takings Clauses of the United States and New Jersey Constitutions, the State of New Jersey could not repeal or amend the Competition Act by way of legislative process or take any other action in contravention of its pledge and agreement under the Competition Act referred to in this clause (B) without paying just compensation to the Transition Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of the property interest of the Transition Bondholders and deprive the Transition Bondholders of their reasonable investment-backed expectations arising from their investments in the Transition Bonds.

                           (iv) There is no order by any court (a) providing for the revocation, alteration, limitation or other impairment of the Competition Act, any BPU Financing Order, the Restructuring Order (insofar as it relates to the sale of the Transferred Bondable Transition Property), any Advice Letter, the Transferred


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                  Bondable Transition Property arising thereunder, or the
                  Transition Bond Charge approved thereunder, or any rights arising under any of them or (b) that seeks to enjoin the performance of any obligations under the BPU Financing Orders.

                           (v) No other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of the Transferred Bondable Transition Property, except those that have been obtained or made.

                  (e) Assumptions. The assumptions used in calculating the Transition Bond Charge in the Advice Letter delivered by the Issuer to the BPU in connection with the Transition Bonds issued and sold on such Transfer Date pursuant to the BPU Financing Orders are reasonable and made in good faith.

                  (f)      Creation of Transferred Bondable Transition Property.

                           (i) For purposes of the Competition Act and the New Jersey UCC, the Transferred Bondable Transition Property, upon the transfer thereof to an assignee and receipt of consideration therefor in connection with its sale to the Issuer, constitutes a vested, presently existing property right;

                           (ii) the Transferred Bondable Transition Property includes without limitation (A) the irrevocable right of the Seller and its permitted assigns to charge, collect and receive, and be paid from collections of, the Transition Bond Charge, subject to the limitations on electricity rates specified in the Restructuring Order, in the amount necessary to provide for the full recovery of the Bondable Stranded Costs which have been determined to be recoverable in the BPU Financing Orders and (B) all rights of the Seller under the BPU Financing Orders, including all rights to obtain periodic adjustments of the Transition Bond Charge pursuant to the Competition Act, and all revenues, collections, payments, money and proceeds arising under, or with respect to, any of the foregoing; and

                           (iii) the provisions of the BPU Financing Orders creating the Transferred Bondable Transition Property and authorizing the issuance of the Transition Bonds, have been declared to be irrevocable by the BPU and any supplemental order of the BPU of similar effect authorizing the issuance of the Transition Bonds will be given such status to the extent necessary to provide the protections provided in clause (ii) above; and

                           (iv) no failure on any Transfer Date to satisfy any condition imposed by the Competition Act with respect to the recovery of Bondable Stranded Costs will adversely affect the creation of the Bondable Transition Property sold on such Transfer Date, the sale, transfer and assignment of such Bondable Transition Property or the right to collect the related Transition Bond Charges.


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                  Section 3.09. Solvency.

After giving effect to the sale, transfer and conveyance of Transferred Bondable Transition Property purchased and sold on such Transfer Date, the Seller:

                  (a)      is solvent and expects to remain solvent;

                  (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

                  (c) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

                  (d) reasonably believes that it will be able to pay its debts as they come due; and

                  (e) does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity.

                  Section 3.10. Limitation on Representations and Warranties.

None of the representations and warranties of the Seller herein contained shall be construed as a representation or warranty that amounts actually collected from the Transition Bond Charge will be sufficient to meet payment obligations on the Transition Bonds or that assumptions made in calculating the Transition Bond Charge will be realized. None of the representations and warranties of the Seller herein contained shall be construed as a representation or warranty that there will be no change in law by legislative enactment, constitutional amendment or judicial reinterpretation of constitutional provisions or that no attempt will be made by the State of New Jersey, the BPU or any other governmental agency of the State of New Jersey to limit, alter or in any way impair or reduce the value of Bondable Transition Property or Transition Bond Charges approved by the BPU Financing Orders in breach of the pledge and agreement of the State of New Jersey under the Competition Act.

                                   ARTICLE IV
                             COVENANTS OF THE SELLER

                  Section 4.01. Seller's Existence.

So long as any of the Transition Bonds are outstanding, the Seller shall keep in full force and effect its existence as a corporation and remain in good standing under the laws of the State of New Jersey, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

                  Section 4.02. No Liens or Conveyances.

Except for the conveyances hereunder, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred Bondable Transition Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Transferred Bondable Transition Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Transferred Bondable Transition Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

                  Section 4.03. Use of Proceeds.

The Seller shall use proceeds from the sale of the Transferred Bondable Transition Property in accordance with the BPU Financing Orders and the Competition Act.

                  Section 4.04. Delivery of Collections.

If the Seller receives collections of the Transition Bond Charge with respect to the Transferred Bondable Transition Property or the proceeds thereof and if the Seller is not the Servicer, the Seller shall pay the Servicer on behalf of the Issuer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

                  Section 4.05. Notice of Liens.

The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Transferred Bondable Transition Property other than the conveyances hereunder and under the Indenture.

                  Section 4.06. Compliance with Law.

The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the Transferred Bondable Transition Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder.

                  Section 4.07. Covenants Related to Transferred Bondable Transition Property.

                  (a) So long as any of the Transition Bonds are outstanding, the Seller shall:

                           (i) treat the Transition Bonds as debt of the Seller for federal income tax purposes;

                           (ii) disclose in its financial statements that it is not the owner of the Transferred Bondable Transition Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer); and

                           (iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

                  (b) So long as any of the Transition Bonds are Outstanding,

                           (i) in all proceedings relating directly or indirectly to the Transferred Bondable Transition Property, the Seller shall not make any statement or reference in respect of the Transferred Bondable Transition Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting or tax reporting purposes); and

                           (ii) the Seller shall not take any action in respect of the Transferred Bondable Transition Property except solely in its capacity as the Servicer pursuant to the Servicing Agreement or as otherwise contemplated by or consistent with the Basic Documents or as required by applicable law.

                  Section 4.08. Notice of Indemnification Events.

The Seller shall deliver to the Issuer and the Trustee, promptly after having obtained knowledge thereof, written notice in an Officers' Certificate of any Indemnification Event or any event that, with the giving of notice or the passage of time or both, would become an Indemnification Event.

                  Section 4.09. Protection of Title.

The Seller shall execute and file such filings, and cause to be executed and filed such filings, including filings with the BPU pursuant to the Competition Act, and take all such actions, all in such manner and in such places as may be required under applicable law fully to preserve, maintain and protect the interests of the Issuer and the Trustee in the Transferred Bondable Transition Property, including all filings under the Competition Act relating to the transfer of the ownership of the Transferred Bondable Transition Property by the Seller to the Issuer and the pledge of the Transferred Bondable Transition Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel the performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the BPU Financing Orders, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

                  (a) to protect the Issuer and its permitted assigns and the Transition Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III; or

                  (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the BPU Financing Orders, any Advice Letter, the Restructuring Order (to the extent it affects the rights of Transition Bondholders or the validity or value of the Bondable Transition Property) or the rights of Transition Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Transition Bondholders.

The costs of any such actions or proceedings reasonably allocated by the Seller to the Transferred Bondable Transition Property shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense. The Seller's obligations pursuant to this Section 4.09 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligation hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section, it being understood that the Issuer shall have no obligation to execute any such instruments.

                  Section 4.10. Taxes.

So long as any of the Transition Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred Bondable Transition Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                  Section 4.11. Further Assurances.

In connection with the issuance of any Transition Bonds, upon request from the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of this Agreement and the related Bill of Sale.

                                    ARTICLE V
                      ADDITIONAL UNDERTAKINGS OF THE SELLER

                  The Seller hereby undertakes the obligations contained in this
Article V and hereby consents to the assignment by the Issuer of its right with respect to such obligations to the Trustee for the benefit of the Transition Bondholders.

                  Section 5.01. Liability of the Seller; Indemnities.

                  (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (b) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds) that may at any time be imposed on or asserted against the Issuer and the Trustee under existing law as of any Transfer Date as a result of the sale and assignment of the Transferred Bondable Transition Property by the Seller to the Issuer, the acquisition or holding of the Transferred Bondable Transition Property by the Issuer or the issuance and sale by the Issuer of the Transition Bonds, including any sales, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Transition Bond, it being understood that the Transition Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) subject to Section 5.06 of the Indenture.

                  (c) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, (i) any and all amounts of principal of and interest on the Transition Bonds (including amounts owed to Holders of any floating rate Transition Bonds at the gross fixed rate, if any, specified in the related Series Supplement) not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in each case as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, and (ii) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against the Issuer or the Trustee, other than any liabilities, obligations or claims for or payments of principal of or interest on the Transition Bonds, together with any reasonable costs and expenses incurred by such person, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, it being understood that the Transition Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(c) subject to Section 5.06 of the Indenture.

                  (d) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, for any and all liabilities, obligations, losses, damages, payments or expenses that result from (i) the Seller's willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement, or (ii) the Seller's reckless disregard of its obligations and duties under this Agreement, it being understood that the Transition Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(d) subject to Section 5.06 of the Indenture.

                  (e) Indemnification under this Section 5.01 shall survive the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The Seller shall not indemnify any party under this Section 5.01 with respect to any sale of Transferred Bondable Transition Property for any changes in law after the related Transfer Date.

                  (f) The indemnification obligation of the Seller under this Section 5.01 shall be pari passu with all other general unsecured obligations of the Seller.

                  Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

Any Person or Persons:

                  (a) into which the Seller may be merged or consolidated and which succeeds to all or a significant part of the electric distribution business of the Seller,

                  (b) which results from the division of the Seller into two or more Persons and which succeeds to all or a significant part of the electric distribution business of the Seller,

                  (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or a significant part of the electric distribution business of the Seller,

                  (d) which may succeed to all or a significant part of the electric distribution business of the Seller, or

                  (e) which may otherwise succeed to all or a significant part of the electric distribution business of the Seller,

which Person or Persons in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor or successors to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that

                           (i) immediately after giving effect to such consolidation, merger or succession, no breach of any representation or warranty made pursuant to Article III shall have occurred and be continuing unremedied and no Servicer Default, and no event that, after notice or lapse of time or both, would become a Servicer Default, shall have occurred and be continuing,

                           (ii) the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this
                  Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such consolidation, merger or succession have been complied with,

                           (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

                                    (A)      stating that, in the opinion of
                           such counsel, all filings to be made by the Seller, including New Jersey UCC filings, that are necessary fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Transferred Bondable Transition Property have been executed and filed, and reciting the details of such filings, or

                                    (B)      stating that, in the opinion of
                           such counsel, no such action is necessary to preserve and protect such interests;

                           (iv) the Rating Agencies shall have received prior written notice of such transaction and the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger or succession; and

                           (v) the Seller shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation, merger or succession will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the holders of the Outstanding Transition Bonds.

The Seller shall not consummate any transaction referred to in clauses (a), (b),
(c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When one or more Persons acquire the properties and assets of the Seller substantially as a whole and become the successor or successors to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

                  Section 5.03. Limitation on Liability of the Seller and
Others.

The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.09, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  Section 6.01. Amendment.

      (a) This Agreement may be amended or supplemented by the Seller and the Issuer with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

                  (a)

                  (b) Prior to the execution of any amendment or supplement to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Agreement. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment or supplement which affects their own rights, duties or immunities under this Agreement or otherwise.

                  Section 6.02. Notices.

      Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

                  (a) in the case of the Seller, at Atlantic City Electric Company, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899,
            Attention: General Counsel,

                  (b) in the case of the Issuer, at Atlantic City Electric Transition Funding LLC, 800 King Street, Wilmington, Delaware 19899,
            Attention: Managers,

                  (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

                  (d) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention:
            Asset Backed Surveillance Department,

                  (e) in the case of Fitch, Inc., 1 State Street Plaza, New York, NY 10004, Attention: ABS Surveillance, and

                  (f) in the case the Trustee, at the address provided for notices or communications to the Trustee in the Indenture; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  Section 6.03. Assignment By Seller.

      Subject to Section 5.02, this Agreement may not be assigned by the Seller.

                  Section 6.04. Assignment to Trustee.

      The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Bondable Transition Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

                  Section 6.05. Limitations on Rights of Others.

      The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 6.06. Severability.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 6.07. Separate Counterparts.

      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 6.08. Headings.

      The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  Section 6.09. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 6.10. Nonpetition Covenant.

      Notwithstanding any prior termination of this Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Transition Bonds, any other amounts owed under the Indenture, including without limitation any amounts owed to third-party credit enhancers, and any amounts owed under the Hedge Agreement or the Interest Rate Swap Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                        ATLANTIC CITY ELECTRIC TRANSITION
                                        FUNDING LLC,
                                          as Issuer


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        ATLANTIC CITY ELECTRIC COMPANY,
                                          as Seller


                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT A
                                  BILL OF SALE

            Capitalized terms used herein and not defined shall have the meanings set forth in the Bondable Transition Property Sale Agreement dated as of ______________, 2002 (the "Sale Agreement") between the Issuer and the Seller.

            In consideration of the Issuer's payment to or upon the order of the Seller of $_________________, net of the underwriting discount, original issue discount and financial advisory fees for the Transition Bonds in the aggregate amount of $___________, or $___________ (the "Initial Purchase Price") by wire transfer of funds immediately available on the date hereof to Seller's account no. ___________ for further credit to account no. _____________ at _____________________________, routing transit _________________, subject to the conditions specified in Section 2.02 of the Sale Agreement, ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation (the "Seller"), does hereby sell, assign, transfer and convey to ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, a Delaware limited liability company (the "Issuer"), without recourse except as provided in the Sale Agreement referred to below, all of the Seller's right, title and interest in, to and under all of its Bondable Transition Property, which sale, assignment, transfer and conveyance of such Bondable Transition Property shall include, as provided in the Competition Act, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, payments, money or proceeds arising under or with respect to the Transition Bond Charge related to such Bondable Transition Property, as the same may be adjusted from time to time in accordance with the Competition Act and the BPU Financing Orders, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever.

            This Bill of Sale is governed by the laws of the State of New
Jersey.

            IN WITNESS WHEREOF, the Seller has duly executed and delivered this Bill of Sale this ____ day of _________, ____.

                                       ATLANTIC CITY ELECTRIC COMPANY, as Seller


                                       By:
                                          Name:
                                          Title:


Accepted this ____ day of ___________, ____.

ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC


By:
   Name:

   Title:

                                    EXHIBIT B
                               OPINION OF COUNSEL

                                    EXHIBIT C
                               OPINION OF COUNSEL

                                   APPENDIX A
                               MASTER DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

      "ACE" means Atlantic City Electric Company, a New Jersey corporation, and its permitted successors and assigns.

      "Act" has the meaning specified in Section 11.03(a) of the Indenture.

      "Adjustment Date" means (a) [January 1] of each year, (b) quarterly if determined by the Servicer, and (c) any other date which is thirty days after a Calculation Date.

      "Adjustment Request" means an application filed by the Servicer with the BPU for a Transition Bond Charge Adjustment pursuant to Section 4(b) of the Issuer Annex.

      "Administration Agreement" means the Administration Agreement dated as of _________, 2002, between the Issuer and Conectiv Resource Partners, Inc., as administrator, as the same may be amended or supplemented from time to time.

      "Administrator" means Conectiv Resource Partners, Inc., as administrator under the Administration Agreement, and each successor to Conectiv Resource Partners, Inc., in the same capacity, pursuant to Section 5.08 of the Administration Agreement.

      "Advice Letter" means, with respect to any Series of Transition Bonds, the Issuance Advice Letter, in the form specified in the BPU Financing Order authorizing the issuance of Transition Bonds of such Series, filed with the BPU at the time of the issuance of such Series.

      "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

      "Annual Accountant's Report" has the meaning assigned to that term in
Section 3.07 of the Servicing Agreement.

      "Authorized Denominations" means, with respect to any Series or Class of Transition Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have a denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

      "Authorized Newspaper" means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

      "Authorized Officer" means, with respect to the Issuer, (a) any Manager and, (b) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

      "Basic Documents" means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, as each may be amended or supplemented from time to time.

      "Billing Month" means a calendar month during which the Transition Bond Charge is billed to Customers.

      "Bill of Sale" means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Bondable Transition Property by the Seller to the Issuer.

      "Bondable Stranded Costs" has the meaning assigned to that term in the Competition Act and the BPU Financing Orders.

      "Bondable Transition Property" has the meaning assigned to that term in the Competition Act and the BPU Financing Orders.

      "Bondable Transition Property Documentation" means all documents relating to the Transferred Bondable Transition Property, including copies of the Petition and the BPU Financing Orders and all documents filed with the BPU in connection with any Transition Bond Charge Adjustment.

      "Book-Entry Transition Bonds" means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

      "BPU" means the State of New Jersey Board of Public Utilities or its successor.

      "BPU Financing Orders" means the bondable stranded costs rate order issued by the BPU in favor of ACE on ___________, 2002 pursuant to the Competition Act, any subsequent bondable stranded costs rate orders issued by the BPU in favor of ACE pursuant to the Competition Act, and any order supplemental to any of the foregoing.

      "BPU Regulations" means any regulations, orders, guidelines or directives promulgated, issued or adopted by the BPU.

      "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or with respect to any Transition Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

      "Calculation Date" means (a) [December 1] of each year, (b) if applicable, [quarterly dates] of each year and for so long as the Transition Bonds are outstanding, and (c) any other day on which the Servicer files an Adjustment Request.

      "Capital Subaccount" with respect to any Series has the meaning specified in Section 8.02(a) of the Indenture.

      "Class" means, with respect to any Series, any one of the classes of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

      "Class Final Maturity Date" means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

      "Class Subaccount," with respect to a Class within a Series, has the meaning specified in Section 8.02(a) of the Indenture and, if established for such Series and Class, in the Series Supplement for such Series.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

      "Collateral" has the meaning specified in the Granting Clause of the Indenture.

      "Collection Account" has the meaning specified in Section 8.02(a) of the Indenture.

      "Collection Period" means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

      "Collections Curve" means an annually prepared forecast, with respect to each Billing Month, of the percentages of amounts billed in such Billing Month that are expected to be received during such Billing Month and each of the following six months.

      "Collections Curve Payment" means, with respect to any Billing Month, the sum of the amounts paid to the Trustee during such Billing Month and each of the following six months based on the Collections Curve then in effect.

      "Commission" means the U.S. Securities and Exchange Commission, and any successor thereof.

      "Competition Act" means the Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, title 48, chapter 3, article 7, as in effect from time to time.

      "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered,
which office at date of the execution of this Indenture is located at [       ],
or at such other
address as the Trustee may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Transition Bondholders and the Issuer in writing).

      "Covenant Defeasance Option" has the meaning specified in Section 4.01(b) of the Indenture.

      "Curve Payment Shortfall" means, for a particular Billing Month, the amount, if any, by which the actual TBC Collections in respect of a Billing Month exceed the Collections Curve Payments made to the Trustee in respect of that Billing Month, as determined on the Reconciliation Date for that Billing Month.

      "Customer" means each person who is a retail consumer of electricity and who accesses ACE's transmission and distribution system, regardless of whether such consumer elects to purchase electricity from a Third Party.

      "Daily Remittance Date" means, if the Servicer has not satisfied the conditions of Section 5.10(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer begins remittance procedures under Section 3.03(a)(ii)(y) of the Servicing Agreement.

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Defeasance Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

      "Definitive Transition Bonds" has the meaning specified in Section 2.11 of the Indenture.

      "DTC Agreement" means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about ___________, 2002, relating to the Transition Bonds, as the same may be amended or supplemented from time to time.

      "Eligible Guarantor Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

            (a)   a bank;

            (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

            (c)   a credit union;

            (d) a national securities exchange, registered securities association or clearing agency; or

            (e) a savings association that is a participant in a securities transfer association.

      "Eligible Institution" means:

            (f) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

            (g) a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which

                  (i)   has either

                        (A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of "AA-" by Standard & Poor's and Fitch and "Aa3" by Moody's, or

                        (B) with respect to any Eligible Investment having a maturity one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's, "F1+" by Fitch and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

                  (ii)  whose deposits are insured by the FDIC.

      "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations of such financial institution (other than such obligations the rating of which is based on the credit of a Person other than such financial institution) shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

            (c) commercial paper or other short-term unsecured debt obligations of any corporation organized under the laws of the United States of America (other than ACE) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest rating category granted thereby;

            (d) investments in money market funds having a rating from each of the Rating Agencies in the highest rating category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

            (e) bankers' acceptances issued by any depositary institution or trust company referred to in clause (b) above;

            (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a financial institution (acting as principal) incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations of such financial institution (other than such obligations the rating of which is based on the credit of a Person other than such financial institution) shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

            (g) repurchase obligations with respect to any security or whole loan entered into with

                  (i) a financial institution (acting as principal) described in clause (b) above,

                  (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of entering into the repurchase obligation, or

                  (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's and F1+ by Fitch at the time of purchase; or

            (h)   any other investment permitted by each Rating Agency;

                  (i) provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (d), (f), (g) and (h) above must have both a long term rating of at least A1 and a short-term rating of at least P-1, and provided, further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided, further, that, any Eligible Investment must not:

                  (ii) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

                  (iii) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee.

      "Eligible Securities Account" means either:

            (a)   a segregated trust account with an Eligible Institution or

            (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Event of Default" has the meaning specified in Section 5.01 of the Indenture.

      "Excess Curve Payment" means, for a particular Billing Month, the amount, if any, by which the Collections Curve Payments made to the Trustee in respect of that Billing Month exceed the actual TBC Collections in respect of that Billing Month, as determined on the Reconciliation Date for that Billing Month.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Executive Officer" means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

      "Expected Amortization Schedule" means, with respect to each Series or, if applicable, each Class of Transition Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

      "Expected Final Payment Date" means, with respect to each Series or, if applicable, each Class of Transition Bonds, the Payment Date related to the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

      "FDIC" means the Federal Deposit Insurance Corporation or its successor.

      "Final Maturity Date" means, for each Series or, if applicable, each Class of Transition Bonds, the Payment Date related to the date by which all principal of and interest on such Series or Class of Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

      "Financing Issuance" means an issuance of a new Series of Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Bondable Transition Property.

      "Fitch" means Fitch, Inc. or its successor.

      "Formation Document" means the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

      "General Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

      "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Hedge Agreement" means, with respect to any Series, the document or documents, if any, identified as a "Hedge Agreement" in the Series Supplement for such Series.

      "Holder" or "Transition Bondholder" means the Person in whose name a Transition Bond of any Series or Class is registered in the Transition Bond Register.

      "Indemnification Event" means an event which triggers ACE's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective managers, officers, directors and agents, pursuant to Section 5.01 of the Sale Agreement.

      "Indemnity Amount" means the amount of any indemnification obligation payable under the Basic Documents.

      "Indenture" means the Indenture dated as of ___________, 2002, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time, by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Transition Bonds established thereunder.

      "Independent" means, when used with respect to any specified Person, that the Person

            (a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, ACE and any Affiliate of any of the foregoing Persons,

            (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, ACE or any Affiliate of any of the foregoing Persons, and

            (c) is not connected with the Issuer, any such other obligor, ACE or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or other Person performing similar functions.

      "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

      "Independent Manager" has the meaning set forth in the Issuer LLC
Agreement.

      "Initial Purchase Price" has the meaning set forth in Section 2.01 of the Sale Agreement.

      "Initial Transfer Date" means the Series Issuance Date for the first Series of Transition Bonds, i.e., ______ __, 2002.

      "Initial Transferred Bondable Transition Property" means the Bondable Transition Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

      "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

      "Interest" means, for any Payment Date for any Series or Class of Transition Bonds, the sum, without duplication, of

            (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

            (b) any unpaid interest, to the extent permitted by applicable law, plus any interest accrued on this unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

            (c) if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

            (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

      "Interest Rate" means, with respect to each Series or Class of Transition Bonds, the rate at which interest accrues on the principal balance of Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

      "Interest Rate Swap Agreement" means any ISDA Master Agreement, together with the related Schedule and Confirmation, between the Issuer and the counterparty thereunder, as same may be amended or supplemented from time to time, with respect to any Series or Class of Transition Bonds as provided in the Series Supplement for such Series or Class, as the case may be.

      "Issuer" means Atlantic City Electric Transition Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the

Indenture until a successor replaces it and, thereafter, means the successor.

      "Issuer Annex" means Annex 1 of the Servicing Agreement.

      "Issuer Certificate of Formation" means the Certificate of Formation of the Issuer, which was filed with the Delaware Secretary of State's Office on March 28, 2001, as the same may be amended or supplemented from time to time.

      "Issuer LLC Agreement" means the Amended and Restated Limited Liability Company Agreement between the Issuer and ACE, as sole Member, dated as of _______, 2002, as the same may be amended or supplemented from time to time.

      "Issuer Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      "Issuer Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

      "Issuer Order" or "Issuer Request" means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

      "Legal Defeasance Option" has the meaning specified in Section 4.01(b) of the Indenture.

      "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

      "Losses" means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

      "Manager" has the meaning set forth in the Issuer LLC Agreement.

      "Market Transition Charge" means the market transition charge that ACE may impose on Customers pursuant to the Competition Act and the Restructuring Order.

      "Member" means ACE, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

      "Monthly Remittance Date" means the [15th] day of each calendar month (or if such day is not a Business Day, the next Business Day) beginning in _____ 2002.

      "Monthly Servicing Fee" means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section 5.07 of the Servicing Agreement.

      "Moody's" means Moody's Investors Service Inc., or its successor.

      "MTC-Tax" means the tax which ACE is entitled to impose under the Restructuring Order.

      "New Jersey UCC" means the Uniform Commercial Code, as in effect in the State of New Jersey, as amended from time to time.

      "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president and (b) a treasurer, assistant treasurer, secretary or assistant secretary, in each case of the Servicer.

      "Operating Expenses" means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including , without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.08 of the Sale Agreement) under or in connection with the Basic Documents or the BPU Financing Orders.

      "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to ACE or the Issuer, which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

      "Outstanding" with respect to Transition Bonds means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under the Indenture except:

            (a) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancellation;

            (b) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; provided, however, that if such Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

            (c) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Transition Bonds are held by a protected purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the

Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, ACE or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that the Trustee knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, ACE or any Affiliate of any of the foregoing Persons.

      "Outstanding Amount" means, with respect to one or more Classes or Series, the aggregate principal amount of, as the context requires, all Outstanding Transition Bonds of such Class or Classes or of such Series or group of Series.

      "Overcollateralization" means, with respect to any Payment Date and any Series, the amount, if any, that, if deposited to the Overcollateralization Subaccount for such Series on such Payment Date, would cause the balance in such subaccount on such Payment Date to equal the Scheduled Overcollateralization Level for such Series on such Payment Date.

      "Overcollateralization Amount" means, with respect to any Series, the amount specified as such in the Series Supplement therefor.

      "Overcollateralization Subaccount" with has the meaning specified in
Section 8.02(a) of the Indenture.

      "Paying Agent" means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Transition Bonds on behalf of the Issuer.

      "Payment Date" means _____________, _____________, _____________ and
_____________.

      "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

      "Petition" means the petition filed by ACE with the BPU, dated June 25, 2001.

      "Predecessor Transition Bond" means, with respect to any particular Transition Bond, every previous Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular Transition Bond; and, for the purpose of this definition, any Transition Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Transition Bond.

      "Principal" means, with respect to any Payment Date and each Series or Class of Transition Bonds:

            (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

            (b) the amount of principal due on the Final Maturity Date of any Series or Class on such Payment Date;

            (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

            (d) the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds on such Payment Date; and

            (e)   any overdue payments of principal.

      "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

      "Rating Agency" means, as of any date, any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

      "Rating Agency Condition" means, with respect to any action, the notification in writing by the Trustee to each Rating Agency of such action and the notification by each Rating Agency to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Transition Bonds.

      "Reconciliation Date" for a particular Billing Month means the fifteenth day (or if that day is not a Business Day, the next succeeding Business Day) of the calendar month that is seven months after such Billing Month.

      "Record Date" has, with respect to any Series, the meaning set forth in the related Series Supplement.

      "Redemption Date" means, with respect to each Series or Class of Transition Bonds, the date for the redemption of the Transition Bonds of such Series or Class pursuant to Sections 10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

      "Redemption Price" has the meaning set forth in Section 10.01 of the Indenture.


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
      "Refunding Issuance" means an issuance of a new Series of Transition Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Transition Bonds, all or part of the Transition Bonds of such Series or Class to the extent permitted by the terms thereof.

      "Registered Holder" means, as of any date, the Person in whose name a Transition Bond is registered in the Transition Bond Register on such date.

      "Released Parties" has the meaning specified in Section 5.02(f) of the Servicing Agreement.

      "Remittance Date" means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

      "Required Capital Amount" means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

      "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restructuring Order" means the decision and order of the BPU issued on March 30, 2001 pursuant to Section 13 of the Competition Act.

      "Retiring Trustee" means a Trustee that resigns or vacates the office of Trustee for any reason.

      "Revenue Requirements" means with respect to any Series as of any date of determination, the amounts estimated in good faith by the Servicer to be payable in respect of such Series pursuant to Section 8.02(d) and clauses (i) through
(xiii) of Section 8.02(e) during the period commencing on the preceding Adjustment Date (or on such date of determination if it is an Adjustment Date) and ending on the day immediately preceding the first Adjustment Date scheduled to follow such determination date.

      "Sale Agreement" means the Bondable Transition Property Sale Agreement dated as of ___________, 2002, between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

      "Scheduled Overcollateralization Level" means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule 1 to the Series Supplement for such Series, as such Schedule 1 shall have been adjusted in accordance with Section 3.19 of the Indenture to reflect redemptions or defeasances of Transition Bonds and issuances of additional Series of Transition Bonds.


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
      "Scheduled Transition Bond Balance" means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each outstanding Series of Transition Bonds as of such date.

      "Securities Account Control Agreement" means the securities account control agreement by and between Atlantic City Electric Transition Funding LLC, as debtor, the Trustee as the Secured Party and ______________, in its capacity as securities intermediary thereunder.

      "Seller" means ACE, in its capacity as seller of the Bondable Transition Property to the Issuer pursuant to the Sale Agreement.

      "Series" means the Series 2002-1 Transition Bonds and any subsequent series of Transition Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

      "Series Capital Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

      "Series Final Maturity Date" means the Final Maturity Date for a Series.

      "Series Issuance Date" means, with respect to any Series, the date on which the Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

      "Series Overcollateralization Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

      "Series Reserve Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

      "Series Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

      "Series Supplement" means any Supplemental Indenture that authorizes a particular Series of Transition Bonds, as the same may be amended or supplemented from time to time.

      "Servicer" means ACE, as the servicer of the Bondable Transition Property, and each successor to ACE (in the same capacity) pursuant to Section 5.03 or
6.04 of the Servicing Agreement.

      "Servicer Default" means an event specified in Section 6.01 of the Servicing Agreement.

      "Servicing Agreement" means the Servicing Agreement dated as of ________, 2002, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

      "Special Member" has the meaning set forth in the Issuer LLC Agreement.


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
      "Standard & Poor's" or "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, or its successor.

      "state" in the jurisdictional sense means any one of the 50 states of the United States of America or the District of Columbia.

      "Subaccount" means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

      "Subsequent Purchase Price" means, in relation to a Subsequent Sale, the price specified in the related Bill of Sale, to be paid by the Issuer for the Subsequent Transferred Bondable Transition Property purchased and sold in such Subsequent Sale.

      "Subsequent Sale" means any sale of Bondable Transition Property by the Seller to the Issuer after the Initial Transfer Date.

      "Subsequent Transfer Date" means a date on which a sale of Subsequent Transferred Bondable Transition Property is effective, as specified in the written notice relating to such sale contemplated in Section 2.02(e) of the Sale Agreement.

      "Subsequent Transferred Bondable Transition Property" means Bondable Transition Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and a Bill of Sale delivered on or prior to the related Subsequent Transfer Date as identified in such Bill of Sale.

      "Successor Servicer" means a successor Servicer appointed by the Trustee pursuant to Section 6.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

      "Supplemental Indenture" means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

      "Target Payment Date" has the meaning specified in Section 5(a) of Annex 1 to the Servicing Agreement.

      "TBC Collections" means amounts received by the Servicer in respect of the Transition Bond Charge.

      "Termination Notice" has the meaning specified in Section 6.01 of the Servicing Agreement.

      "Third Party" means any third party, including any electric generation supplier, providing billing or metering services, licensed by the BPU pursuant to relevant provisions of the Competition Act, the BPU Regulations and the BPU Financing Orders.

      "Total Revenue Requirement" means, as of any date of determination, the sum of the Revenue Requirements for all Series outstanding as of such date.

      "Transfer Date" means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

      "Transferred Bondable Transition Property" means, collectively, all Bondable Transition Property that has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

      "Transition Bond" means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

      "Transition Bond Balance" means, as of any date, the aggregate Outstanding Amount of all Series of Transition Bonds on such date.

      "Transition Bond Charge" means the Transition Bond Charge authorized by the BPU to be imposed on all Customers by ACE or its successor to recover Bondable Stranded Costs pursuant to the Competition Act and the BPU Financing Orders.

      "Transition Bond Charge Adjustment" means each adjustment to Transition Bond Charge related to the Transferred Bondable Transition Property made in accordance with Section 4.01 and Annex 1 of the Servicing Agreement and the Issuer Annex.

      "Transition Bond Charge Adjustment Process" means the process by which adjustments are made to the Transition Bond Charge or to the formula governing such adjustments, in either case pursuant to Section 4.01 and Annex 1 of the Servicing Agreement, the Competition Act, the Petition and the BPU Financing Orders.

      "Transition Bond Owner" means, with respect to a Book-Entry Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Transition Bond Register" has the meaning specified in Section 2.05(a) of the Indenture.

      "Transition Bond Registrar" has the meaning specified in Section 2.05(a) of the Indenture.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

      "Trustee" means _________________________, a ___________, or its successor, as trustee under the Indenture and in the capacity specified in the first paragraph of the Indenture, or any successor Trustee under the Indenture.

      "Underwriting Agreement" means the Underwriting Agreement dated as of ________, 2002, among the Seller, the Issuer and Morgan Stanley & Co., Incorporated, on behalf of itself and as the representative of the several underwriters named therein.


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
      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


                                      A-45